    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2001

                                                     REGISTRATION NO. 333-72646,
                                                                NO. 333-72646-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                            PRE-EFFECTIVE AMENDMENT
                                    NO. 2 TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

INDEPENDENT BANK CORP.                             INDEPENDENT CAPITAL TRUST III
         (Exact Name of Co-Registrants as Specified in their Charters)

                       MASSACHUSETTS                                                    DELAWARE
      (State or Other Jurisdiction of Incorporation or              (State or Other Jurisdiction of Incorporation or
                       Organization)                                                 Organization)

                            6022                                                          6719
  (Primary Standard Industrial Classification Code Number)      (Primary Standard Industrial Classification Code Number)

                         04-2870273                                                    13-7307281
            (IRS Employer Identification Number)                          (IRS Employer Identification Number)

                      288 UNION STREET                                          C/O THE BANK OF NEW YORK
               ROCKLAND, MASSACHUSETTS 02370                                       101 BARCLAY STREET
                      (781) 878-6100                                            NEW YORK, NEW YORK 10286
                                                                                     (212) 896-7298

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrants' Principal Executive Offices)

                       ----------------------------------

                      EDWARD H. SEKSAY                                              EDWARD H. SEKSAY
                      GENERAL COUNSEL                                            ADMINISTRATIVE TRUSTEE
                      288 UNION STREET                                          C/O THE BANK OF NEW YORK
               ROCKLAND, MASSACHUSETTS 02370                                       101 BARCLAY STREET
                      (781) 878-6100                                            NEW YORK, NEW YORK 10286
                                                                                     (212) 896-7298

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                    of Agent For Service for Co-Registrants)
                       ----------------------------------

                                   COPIES TO:

                   NORMAN B. ANTIN, ESQ.                                       RICHARD A. SCHABERG, ESQ.
                   JEFFREY D. HAAS, ESQ.                                        THACHER PROFFITT & WOOD
                  KELLEY DRYE & WARREN LLP                                   1700 PENNSYLVANIA AVENUE, N.W.
           8000 TOWERS CRESCENT DRIVE, SUITE 1200                                      SUITE 800
                   VIENNA, VIRGINIA 22182                                        WASHINGTON, D.C. 20006
                       (703) 918-2300                                                (202) 347-8400

                       ----------------------------------

    Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
             TO BE REGISTERED                   REGISTERED            SHARE (1)            PRICE (1)       REGISTRATION FEE (2)
Cumulative Trust Preferred Securities of         1,000,000               $25              $25,000,000       $5,999.08 (1) (3)
  Independent Capital Trust III...........
Junior Subordinated Debentures of               $25,000,000             100%            $25,000,000 (2)            N/A
  Independent Bank Corp. (2)..............
Independent Bank Corp. Guarantee with               N/A                  N/A                  N/A                  N/A
  respect to the Preferred Securities
  (4).....................................
Total.....................................          --                  100%              $25,000,000           $5,999.08

(1) Such amount represents the liquidation amount of the Independent Capital Trust III preferred securities and the principal amount of debentures that may be distributed to holders of such preferred securities upon a liquidation of Independent Capital Trust III.
(2) No separate consideration will be received for the debentures of Independent Bank Corp. which may be distributed upon a liquidation of Independent Capital Trust III.
(3) The total amount of the registration fee is $6,250.00. The Company applied a $250.92 pending balance in its account with the Commission from excess fees previously paid towards this registration fee.
(4) No separate consideration will be received for the Independent Bank Corp. guarantee. The guarantee, when taken together with Independent Bank Corp.'s obligations under the trust agreement, the indenture and the debentures, each as described herein, will provide a full and unconditional guarantee, on a subordinated basis, of payment of distributions on the preferred securities.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee........................................     6,000
NASD fee....................................................
Nasdaq fees.................................................     5,000
Legal fees and expenses.....................................   109,000*
Trustees' fees and expenses.................................    10,000*
Accounting fees and expenses................................    50,000*
Printing expenses...........................................    70,000*
Miscellaneous expenses......................................         *
                                                              --------
    Total...................................................  $275,000*
                                                              ========

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 67 of the Massachusetts Business Corporation Law ("MBCL") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such.
Section 67 of the MBCL provides as follows:

        INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, ETC.--Indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

    No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

    The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

    Article Twelve of Independent's By-laws, entitled "Indemnification of Directors, Officers and Others," provides as follows:

        The corporation shall, to the extent legally permissible, indemnify any person serving on who has served (i) as a Director or officer of the corporation, or (ii) at its request as a Director, trustee, officer, employee or other agent of another organization, or (iii) at its request in any capacity with respect to any employee benefit plan; against all liabilities and expenses including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal or administrative, in which he or she may be involved or with which he or she may be threatened, while serving or thereafter, by reason of his or her being or having been such a Director, officer, trustee, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or to the extent that such matter relates to services with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such Director, officer, trustee, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless:

        (a) such compromise shall be approved as having been in the best interests of the corporation or employee benefit plan participants or beneficiaries, as the case may be, after notice that it involves such indemnification:

           (i) by a disinterested majority of the Directors then in office; or

           (ii) by the holders of a majority of the outstanding stock by the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or officer; or

        (b) in the absence of action by disinterested Directors or stockholders, there has been obtained at the request of a majority of the Directors then in office an opinion in writing of independent legal counsel to the effect that such Director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or employee benefit plan participants or beneficiaries, as the case may be.

    Expenses including counsel fees, reasonably incurred by any such Director, officer, trustee, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Director, officer, trustee, employee or agent may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than such Directors, officers, trustee, employees or agents may be entitled by contract or otherwise under law. As used in this Article the terms "Director," "officer," "trustee," "employee," and "agent" include their respective heirs, executors and administrators, and an "interested" Director, officer, trustee, employee or agent is one against whom in such capacity the proceedings in question or other proceeding on the same or similar grounds is then pending.

ITEM 16. EXHIBITS


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
         1              Form of Underwriting Agreement*
         4.1            Form of Indenture of Registrant relating to the Junior
                        Subordinated Debentures*
         4.2            Form of Certificate of Junior Subordinated Debenture
                        (included as Exhibit A to Exhibit 4.1)*
         4.3            Certificate of Trust of Independent Capital Trust III*
         4.4            Form of Declaration of Trust of Independent Capital Trust
                        III*
         4.5            Form of Amended and Restated Declaration of Trust for
                        Independent Capital Trust III*
         4.6            Form of Preferred Security Certificate for Independent
                        Capital Trust III (included as Exhibit D to Exhibit 4.5)*
         4.7            Form of Preferred Securities Guarantee Agreement of
                        Independent Capital Trust III*
         5.1            Opinion of Kelley Drye & Warren LLP as to the legality of
                        the Junior Subordinated Debentures and the Guarantee to be
                        issued by Independent Bank Corp.
         5.2            Opinion of Richards, Layton & Finger, P.A. as to the
                        legality of the Preferred Securities to be issued by
                        Independent Capital Trust III*
         8.1            Opinion of Kelley Drye & Warren LLP as to certain federal
                        income tax matters
        23.1            Consent of Arthur Andersen LLP*
        23.2            Consent of Kelley Drye & Warren LLP (included in Exhibits
                        5.1 and 8)
        23.4            Consent of Richards, Layton & Finger, P.A. (included in
                        Exhibit 5.2)*
        24              Power of Attorney of certain officers, directors and
                        trustees of Independent Bank Corp. and Independent Capital
                        Trust III, respectively (located on the signature pages
                        hereto)
        25.1            Form T-1 Statement of Eligibility of The Bank of New York to
                        act as trustee under the Indenture*
        25.2            Form T-1 Statement of Eligibility of The Bank of New York to
                        act as trustee under the Declaration of Trust of Independent
                        Capital Trust III*
        25.3            Form T-1 Statement of Eligibility of The Bank of New York
                        under the Guarantee Agreement for the benefit of the holders of the Preferred Securities*


------------------------

*   Previously filed

ITEM 17. UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Independent Bank Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockland, Massachusetts, on the 5th day of December 2001.


                                                       INDEPENDENT BANK CORP.

                                                       By:  /s/ DOUGLAS H. PHILIPSEN*
                                                            -----------------------------------------
                                                            Douglas H. Philipsen
                                                            Chairman of the Board, Chief Executive
                                                            Officer and President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
              /s/ DOUGLAS H. PHILIPSEN*                Chairman of the Board,
     -------------------------------------------         Chief Executive Officer    December 5, 2001
                Douglas H. Philipsen                     and President

              /s/ RICHARD S. ANDERSON*
     -------------------------------------------       Director                     December 5, 2001
                 Richard S. Anderson

                 /s/ W. PAUL CLARK*
     -------------------------------------------       Director                     December 5, 2001
                    W. Paul Clark

               /s/ ROBERT L. CUSHING*
     -------------------------------------------       Director                     December 5, 2001
                  Robert L. Cushing

               /s/ ALFRED L. DONOVAN*
     -------------------------------------------       Director                     December 5, 2001
                  Alfred L. Donovan

             /s/ BENJAMIN A. GILMORE II*
     -------------------------------------------       Director                     December 5, 2001
               Benjamin A. Gilmore II

                /s/ E. WINTHROP HALL*
     -------------------------------------------       Director                     December 5, 2001
                  E. Winthrop Hall

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                 /s/ KEVIN J. JONES*
     -------------------------------------------       Director                     December 5, 2001
                   Kevin J. Jones

              /s/ LAWRENCE M. LEVINSON*
     -------------------------------------------       Director                     December 5, 2001
                Lawrence M. Levinson

               /s/ RICHARD H. SGARZI*
     -------------------------------------------       Director                     December 5, 2001
                  Richard H. Sgarzi

               /s/ WILLIAM J. SPENCE*
     -------------------------------------------       Director                     December 5, 2001
                  William J. Spence

               /s/ JOHN H. SPURR JR.*
     -------------------------------------------       Director                     December 5, 2001
                  John H. Spurr Jr.

               /s/ ROBERT D. SULLIVAN*
     -------------------------------------------       Director                     December 5, 2001
                 Robert D. Sullivan

               /s/ BRIAN S. TEDESCHI*
     -------------------------------------------       Director                     December 5, 2001
                  Brian S. Tedeschi

                /s/ THOMAS J. TEUTEN*
     -------------------------------------------       Director                     December 5, 2001
                  Thomas J. Teuten

                /s/ DENIS K. SHEAHAN
     -------------------------------------------       Chief Financial Officer and  December 5, 2001
                  Denis K. Sheahan                       Treasurer


*By:                  /s/ DENIS K. SHEAHAN
             --------------------------------------
                        Denis K. Sheahan
               PURSUANT TO POWER OF ATTORNEY DATED
                        NOVEMBER 1, 2001

    Pursuant to the requirements of the Securities Act of 1933, Independent Capital Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockland, Massachusetts, on the 5th day of December 2001.


                                                       INDEPENDENT CAPITAL TRUST III

                                                       By:  /s/ EDWARD H. SEKSAY
                                                            -----------------------------------------
                                                            Edward H. Seksay
                                                            Administrative Trustee

                                                       By:  /s/ ANTHONY W. DIROBBIO
                                                            -----------------------------------------
                                                            Anthony W. DiRobbio
                                                            Administrative Trustee

                                                       By:  /s/ DENIS K. SHEAHAN
                                                            -----------------------------------------
                                                            Denis K. Sheahan
                                                            Administrative Trustee

                                 EXHIBIT INDEX


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
         1              Form of Underwriting Agreement*
         4.1            Form of Indenture of Registrant relating to the Junior
                        Subordinated Debentures*
         4.2            Form of Certificate of Junior Subordinated Debenture
                        (included as Exhibit A to Exhibit 4.1)*
         4.3            Certificate of Trust of Independent Capital Trust III*
         4.4            Form of Declaration of Trust of Independent Capital Trust
                        III*
         4.5            Form of Amended and Restated Declaration of Trust of
                        Independent Capital Trust III*
         4.6            Form of Preferred Security Certificate for Independent
                        Capital Trust III (included as Exhibit D to Exhibit 4.5)*
         4.7            Form of Preferred Securities Guarantee Agreement of
                        Independent Capital Trust III*
         5.1            Opinion of Kelley Drye & Warren LLP as to the legality of
                        the Junior Subordinated Debentures and the Guarantee to be
                        issued by Independent Bank Corp.
         5.2            Opinion of Richards, Layton & Finger, P.A. as to the
                        legality of the Preferred Securities to be issued by
                        Independent Capital Trust III*
         8.1            Opinion of Kelley Drye & Warren LLP as to certain federal
                        income tax matters
        23.1            Consent of Arthur Andersen LLP*
        23.2            Consent of Kelley Drye & Warren LLP (included in Exhibits
                        5.1 and 8)
        23.4            Consent of Richards, Layton & Finger, P.A. (included in
                        Exhibit 5.2)*
        24              Power of Attorney of certain officers, directors and
                        trustees of Independent Bank Corp. and Independent Capital
                        Trust III, respectively (located on the signature pages
                        hereto)
        25.1            Form T-1 Statement of Eligibility of The Bank of New York to
                        act as trustee under the Indenture*
        25.2            Form T-1 Statement of Eligibility of The Bank of New York to
                        act as trustee under the Declaration of Trust of Independent
                        Capital Trust III*
        25.3            Form T-1 Statement of Eligibility of The Bank of New York
                        under the Guarantee Agreement for the benefit of the holders of the Preferred Securities*


------------------------

*   Previously filed